Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Altria Group, Inc. of our report dated March 11, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting of Anheuser-Busch InBev SA/NV, which is incorporated by reference in Altria Group, Inc.’s Annual Report on Form 10-K/A Amendment No. 1 for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sint-Stevens-Woluwe, Belgium, October 30, 2020

PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL

Represented by

/s/ Koen Hens

Koen Hens
Statutory Auditor

PwC Bedrijfsrevisoren BV - PwC Reviseurs d’Entreprises SRL - Financial Assurance Services

Maatschappelijke zetel/Siège social: Woluwe Garden, Woluwedal 18, B-1932 Sint-Stevens-Woluwe

T: +32 (0)2 710 4211, F: +32 (0)2 710 4299, www.pwc.com

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